Exhibit (j)

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the captions “Miscellaneous Information – Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information of LocalShares Investment Trust and to the use of our report dated July 19, 2013 relating to Nashville Area ETF as of July 16, 2013, in this Pre-effective Amendment No. 2 Registration Statement on Form N-1A (Nos. 333-184163 and 811-22755) for LocalShares Investment Trust.

/s/ Ernst & Young LLP

Atlanta, Georgia
July 19, 2013

A member firm of Ernst & Young Global Limited